Exhibit 1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 16, 2020 by and among Verona Pharma plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).

RECITALS

A.           The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the 1933 Act (as defined below) and Rule 506 of Regulation D (“Regulation D”) as promulgated by the SEC (as defined below) under the 1933 Act;

B.            The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and subject to the conditions stated in this Agreement, an aggregate of (i) 38,440,009 (the “Private Placement ADSs”) American Depositary Shares of the Company (“ADSs”), each representing eight ordinary shares, nominal value £0.05 per share, of the Company (the “Ordinary Shares”) and (ii) 48,088,896 non-voting ordinary shares, nominal value £0.05 per share, of the Company, to be issued upon the Terms of Issue set forth on Exhibit B attached hereto (the “Non-Voting Ordinary Shares” and together with the Private Placement ADSs, the “Securities”).

C.             The Private Placement ADSs will be issued pursuant to that certain deposit agreement, dated as of May 2, 2017 (the “Deposit Agreement”), by and among the Company, Citibank, N.A., as depositary (the “Depositary”), and all Holders and Beneficial Owners of ADSs issued thereunder and a letter agreement to be entered into between the Company and the Depositary with respect to the Private Placement ADSs (the “Letter Agreement”). The Company shall, (i) following subscription by the Investors of the Private Placement ADSs deposit, on behalf of the Investors, the Ordinary Shares underlying the Private Placement ADSs (the “Private Placement Shares”) with Citibank N.A., London Branch, as custodian for the Depositary (the “Custodian”), which shall issue and deliver the Private Placement ADSs to the Investors, and (ii) following subscription by the Investors of the Non-Voting Ordinary Shares, issue and deliver the Non-Voting Ordinary Shares to the Investors.

D.             Contemporaneously with the sale of the Securities, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of (i) the Private Placement Shares and (ii) following the redesignation of Non-Voting Shares in accordance with the Terms of Issue, such Ordinary Shares (the “Redesignated Shares”) under the 1933 Act and applicable state securities laws.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions. For the purposes of this Agreement, in addition to the terms defined above, the following terms shall have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person.

“AIM” means AIM, a market operated by London Stock Exchange plc.

“AIM Rules for Companies” means the AIM Rules for Companies published by London Stock Exchange plc, as in force from time to time.

“Applicable Laws” has the meaning set forth in Section 4.30.

“Authorizations” has the meaning set forth in Section 4.30.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and London are open for the general transaction of business.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any Person listed in the first paragraph of Rule 506(d)(1).

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disqualification Event” has the meaning set forth in Section 4.35.

“DTRs” means the Disclosure Guidance and Transparency Rules of the FCA.

“EDGAR System” has the meaning set forth in Section 4.8.

“Employee Benefit Plan” means each plan, fund, policy, program, arrangement or agreement, including any fringe benefit plan or program, health, medical, dental and life insurance benefits, disability benefits, bonus or incentive plan, option, restricted share, equity or share based award, bonus, vacation pay, bonus program, service award, relocation or moving expense, deferred bonus plan, severance plan, salary continuation plan, salary reduction agreement, retirement or pension plan, deferred compensation plan, change-of-control agreement, employment agreement or consulting agreement, which in each case, is sponsored, maintained or contributed to (or is required to be sponsored, maintained or contributed to) by the Company for the benefit of any current or former directors, officers, employees, consultants, independent contractors or other individual service providers of a the Company.

“Engagement Letter” has the meaning set forth in Section 10.14(i).

“Environmental Laws” has the meaning set forth in Section 4.15.

“Exempt Issuance” has the meaning set forth in Section 7.7.

“FCA” means the UK Financial Conduct Authority.

“FSMA” means the UK Financial Services and Markets Act 2000.

“IFRS” has the meaning set forth in Section 4.17.

“Intellectual Property” has the meaning set forth in Section 4.14.

“Investor Questionnaire” means the Investor Questionnaire substantially in the form attached hereto as Exhibit D.

“Lock-Up Period” has the meaning set forth in Section 7.7.

“MAR” means the Market Abuse Regulation (EU) No. 596/2014.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, financial condition or business of the Company and its subsidiaries taken as a whole, (ii) the legality or enforceability of any of the Transaction Documents or (iii) the ability of the Company to perform its obligations under the Transaction Documents, except that for purposes of Section 6.1(i) of this Agreement, in no event shall a change in the market price of the Ordinary Shares or ADSs alone constitute a “Material Adverse Effect” (provided that the underlying causes of such a change may be taken into account in determining whether a Material Adverse Effect has occurred).

“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Nasdaq” means the Nasdaq Global Market.

“Ordinary Share Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Ordinary Shares, including those represented by ADSs, or, without limitation, any debt, preferred shares, rights, options, warrants or other instrument that are at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“PFIC” means a “passive foreign investment company” as defined in Section 1297 of the Code.

“Placement Agent” means Jefferies LLC.

“Press Release” has the meaning set forth in Section 10.8.

“Principal Trading Market” means the Trading Market on which the ADSs are primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, is Nasdaq.

“Prospectus Regulation” means Regulation (EU) 2017/1129.

“Prospectus Regulation Rules” means the Prospectus Regulation Rules of the FCA.

“Redesignated ADSs” has the meaning set forth in Section 7.6(c)

“Regulatory Authorities” has the meaning set forth in Section 4.31.

“Required Investors” has the meaning set forth in the Registration Rights Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.7.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable Ordinary Shares or ADSs).

“Tekla Funds” has the meaning set forth in Section 10.16.

“Trading Day” means (i) a day on which the ADSs are listed or quoted and traded on the Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the ADSs are not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the ADSs are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the ADSs are not quoted on any Trading Market, a day on which the ADSs are quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the ADSs are not listed or quoted as set forth in (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the ADSs are listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement and the Registration Rights Agreement.

“Transfer Taxes” has the meaning set forth in Section 4.11.

“UK Published Information” means all announcements released by the Company via a regulatory information service and all documents uploaded to the website of the Company maintained for the purposes of Rule 26 of the AIM Rules for Companies for the one year period preceding the date hereof.

2.             Purchase and Sale of the Private Placement ADSs and Non-Voting Ordinary Shares. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and the Investors will severally and not jointly (i) purchase the number of Private Placement ADSs set forth opposite the name of such Investor under the heading “Number of Private Placement ADSs to be Purchased” on Exhibit A attached hereto, at a price per ADS equal to $4.50 and (ii) subscribe for the number of Non-Voting Ordinary Shares set forth opposite the name of such Investor under the heading “Number of Non-Voting Ordinary Shares to be Purchased” on Exhibit A attached hereto, at a price per Non-Voting Ordinary Share equal to $0.5625.

3.             Closing.

3.1.       Upon the satisfaction of the conditions set forth in Section 6, the completion of the purchase and sale of the Securities (the “Closing”) shall occur remotely via exchange of documents and signatures at a time (the “Closing Date”) to be agreed to by the Company and the Investors but (i) in no event earlier than the second Business Day after the date hereof and (ii) in no event later than the fifth Business Day after the date hereof, and of which the Investors will be notified in advance by the Placement Agent.

3.2.       On or prior to the Closing Date, each Investor shall deliver or cause to be delivered to the Company, via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Company on or prior to the Closing Date, an amount equal to the purchase price to be paid by the Investor for the Securities to be acquired by it as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price” on Exhibit A attached hereto.

3.3.       At the Closing, the Company shall deliver the Private Placement Shares to the Custodian and shall deliver or cause to be delivered to each Investor (i) a number of Private Placement ADSs registered in the name of the Investor (or its nominee in accordance with its delivery instructions) equal to the number of Private Placement ADSs set forth opposite the name of such Investor under the heading “Number of Private Placement ADSs to be Purchased” on Exhibit A attached hereto and (ii) the number of Non-Voting Ordinary Shares set forth opposite the name of such Investor under the heading “Number of Non-Voting Ordinary Shares to be Purchased” on Exhibit A attached hereto. The Private Placement ADSs shall be delivered via a book-entry record through the Depositary. The Non-Voting Ordinary Shares shall be delivered to the Investors in certificated form within 60 calendar days of the Closing Date. Unless the Company and an Investor otherwise mutually agree with respect to such Investor’s Securities, at Closing, settlement shall occur on a “delivery versus payment” basis.

4.             Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as described in the Company’s SEC Filings (as defined below), which qualify these representations and warranties in their entirety:

4.1.        Organization, Good Standing and Qualification. The Company has been duly incorporated and is validly existing as a public limited company under the laws of England and Wales and has the corporate power and authority to carry on its business as now conducted and to own or lease its properties and to enter into and perform its obligations under the Transaction Documents. The Company is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which such qualification is required unless the failure to so qualify has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company’s subsidiaries are set forth on Exhibit 8.1 to its most recent Annual Report on Form 20-F. The Company’s subsidiaries are duly incorporated or organized, as the case may be, and are validly existing and in good standing under the laws of their jurisdiction of incorporation and have the requisite power and authority to carry on their business as now conducted and to own or lease their properties. The Company’s subsidiaries are duly qualified to do business as foreign corporations and are in good standing in each jurisdiction in which such qualification is required unless the failure to so qualify has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.2.       Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and shareholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities and (iv) the allotment and issue of the Private Placement Shares and the Non-Voting Ordinary Shares. The Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3.        Capitalization. The Company’s disclosure of its issued and outstanding share capital in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding ADSs and Ordinary Shares have been duly authorized and validly allotted and issued and are fully paid and will not be subject to any call for the payment of further capital and have been issued in compliance with all applicable laws and regulations. None of the issued and outstanding Ordinary Shares or ADSs were issued in violation of any pre-emption rights, rights of first refusal or other similar rights to subscribe or purchase securities of the Company, other than pre-emption rights provided for under the United Kingdom Companies Act 2006 that have been duly complied with or validly disapplied. Except for share options approved pursuant to Company share-based compensation plans and warrants described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement. There are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. There are no securities or instruments containing anti-dilution or similar provisions that will or may be triggered by the issuance of the Securities. Except as provided in the Registration Rights Agreement, by and among the Company and certain investors signatory thereto, no Person has the right (i) to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person or (ii) to prohibit the Company from filing a registration statement under the 1933 Act.

4.4.        Valid Issuance. The Private Placement ADSs have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued, fully paid and not subject to any call for the payment of further capital and will be free of any liens, encumbrances, preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Private Placement ADSs, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws, and the Private Placement ADSs, will rank equally in all respects with the existing ADSs.. The Private Placement Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of the Private Placement ADSs evidencing such Ordinary Shares, as contemplated by the Deposit Agreement and the Letter Agreement. The Private Placement Shares and the Non-Voting Ordinary Shares have been duly and validly authorized for allotment, issuance and sale (including pursuant to section 551 of the United Kingdom Companies Act 2006), and, when allotted and issued and delivered by the Company against payment therefor pursuant to the Transaction Documents, will be validly allotted and issued and fully paid, and will not be subject to any call for further payment of capital and shall be free and clear of all pledges, liens, security interests, charges, claims, encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The allotment, issuance and sale of the Private Placement Shares and the Non-Voting Ordinary Shares is not subject to any pre-emption rights (save to the extent validly disapplied), rights of first refusal or other similar rights to subscribe for or purchase such shares (including those provided by section 561(1) of the UK Companies Act 2006, in relation to which section the directors of the Company have been validly empowered under section 570 of the UK Companies Act 2006 to allot such shares as if section 561 did not apply). The Private Placement Shares will rank equally in all respects with the existing issued Ordinary Shares.

4.5.        Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities and the issue of the Private Placement Shares require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (a) filings made pursuant to applicable securities laws, (b) post-sale filings pursuant to applicable state and federal securities laws, (c) filings made to the Registrar of Companies in the UK with respect to the allotment and issue of the Private Placement Shares and Non-Voting Ordinary Shares, (d) filings pursuant to the AIM Rules for Companies for the admission of the Private Placement Shares and filings pursuant to the rules and regulations of Nasdaq and (e) filing of the registration statement required to be filed by the Registration Rights Agreement, each of which the Company has filed or undertakes to file within the applicable time. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other “poison pill” arrangement, any antitakeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to the Transaction Documents.

4.6.        No Material Adverse Change. Since December 31, 2019, except as identified and described in the SEC Filings filed at least one Trading Day prior to the date hereof, there has not been:

(i)           any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2019, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(ii)          any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the share capital of the Company, or any redemption or repurchase by the Company of any securities of the Company;

(iii)         any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(iv)        any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(v)         any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);

(vi)        any change or amendment to the Company’s Articles of Association, or material change to any Material Contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;

(vii)       any material labor difficulties or, to the Company’s Knowledge, labor union organizing activities with respect to employees of the Company;

(viii)      any material transaction entered into by the Company other than in the ordinary course of business;

(ix)         the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company; or

(x)          any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.

4.7.       SEC Filings and AIM filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year period preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder. The Company has published all documents required to be published, and made public all information required to be disclosed, under the AIM Rules for Companies, MAR and the DTRs (to the extent applicable to the Company).

4.8.        No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Private Placement ADSs and the issuance of the Private Placement Shares and Non-Voting Ordinary Shares, in each case in accordance with the provisions thereof, will not, except (solely in the case of clauses (i)(b) and (ii)) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Articles of Association, as in effect on the date hereof (a true and complete copy of which has been made available to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR System”)), or (b) assuming the accuracy of the representations and warranties of the Investors in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or stock exchange or any court, domestic or foreign, having jurisdiction over the Company or its subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract.

4.9.        Tax Matters.

(a)         The Company and its subsidiaries have timely prepared and filed all material tax returns required to have been filed by them with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by them. There are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any audits by any federal, state or local taxing authority. All taxes that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. With the exception of agreements or other arrangements that are not primarily related to taxes entered into in the ordinary course of business, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity (other than a subsidiary of the Company).

(b)        Neither the Company nor any subsidiary has received written notice of any claim by any governmental authority in any other jurisdiction that it does not file a tax return that it is or may be subject to taxation by that jurisdiction.

(c)        The Company and its subsidiaries have materially complied with all applicable laws relating to the payment, collection, withholding and reporting of any amounts related to taxes, including with respect to payments made to any employee, independent contractor, creditor, shareholder, partner or other third party.

(d)        Neither the Company nor any of its subsidiaries is liable for tax of another person (including under Treasury Regulations Section 1.1502-6 or any comparable provision of local, state or non-U.S. Law) whether as a successor or transferee, by operation of law, or by contract (other than contracts the principal purpose of which is unrelated to taxes).

4.10.      Transfer Taxes. Provided that (i) the Private Placement Shares are admitted to trading on AIM but are not listed on any market (with the term “listed” being construed in accordance with section 99A of the UK Finance Act 1986) and (ii) any instrument of transfer for the Private Placement ADSs (or any American Depositary Receipt evidencing a Private Placement ADS) is executed, delivered and retained outside the United Kingdom, other than in respect of a transfer of, or agreement to transfer, Non-Voting Ordinary Shares or Redesignated Shares subsequent to the issue of such shares to Investors under this Agreement, no documentary, registration, transfer, stamp, stamp duty reserve, or other similar taxes or duties (“Transfer Taxes”) are payable in connection with any of the transactions contemplated by this Agreement.

4.11.        Title to Properties. The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

4.12.        Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, where such revocation or modification would reasonably be expected, individually or in the aggregate to have a Material Adverse Effect.

4.13.        Labor Matters.

(a)               The Company is not party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)               No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s Knowledge, is threatened or imminent.

4.14.        Intellectual Property; Data Privacy. The Company and its subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business in all material respects as now conducted or as proposed in the SEC Filings to be conducted. (a) Except as described in the SEC filings, there are no rights of third parties to any such Intellectual Property owned by the Company and its subsidiaries, including no liens, security interests or other encumbrances; (b) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending, or to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and, to the Company’s Knowledge, the Company is not aware of a factual basis for any such claim; (d) such Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, (e) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, including interferences, oppositions, reexaminations or government proceedings, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (f) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (g) each employee and consultant of the Company has entered into an invention assignment agreement with the Company and no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company; (h) to the Company’s Knowledge, there is no patent or published patent application in the United States or other jurisdiction which contains valid claims that dominate any product candidate of the Company described in the SEC Filings; and (i) the Company is not aware of any prior art that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company un-patentable which has not been disclosed to the U.S. Patent and Trademark Office and all such prior art has been disclosed to the patent office or other jurisdiction where required. The Company has complied in all material respects with all license agreements to which it is a party relating to the Intellectual Property and has not received any asserted or threatened claim of breach of any of the same. The Company is presently and was in the past three (3) years in compliance in all material respects with all applicable U.S. or non-U.S. laws relating to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of its business; and no claims have been asserted or, to the Company’s Knowledge, threatened in writing against the Company alleging a violation of any person’s privacy or personal information or data rights.

4.15.        Environmental Matters. The Company has not violated, and is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates, and has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

4.16.        Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or its subsidiaries are or may reasonably be expected to become a party or to which any property of the Company or its subsidiaries are or may reasonably be expected to become the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

4.17.        Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with International Financial Reporting Standards applied on a consistent basis during the periods involved as issued by the European Union and the International Accounting Standards Board (“IFRS”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by IFRS). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect. The financial statements included in the most recent UK annual report published by the Company give a true and fair view of the profits and losses and cash flows for such financial year and of the state of affairs of the Company and its subsidiaries as at the end of such financial year.

4.18.        Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.19.        Compliance with Exchange Listings. The Company is in compliance with applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the ADSs on Nasdaq and the Company has not received any notice of, nor to the Company’s Knowledge, is there any reasonable basis for, the delisting of the ADSs from Nasdaq. The Company is in compliance with the AIM Rules for Companies, FSMA, MAR, the Prospectus Regulation, the Prospectus Regulation Rules and the DTRs (to the extent applicable to the Company). There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued admission of the Ordinary Shares to AIM and the Company has not received any notice of, nor to the Company’s Knowledge, is there any reasonable basis for, the cancellation of the Ordinary Shares from trading on AIM.

4.20.        Brokers and Finders. Other than the Placement Agent and such other placement agents as the Company may engage in connection with the transactions contemplated by this Agreement, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Investor shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.20 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

4.21.        No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D promulgated under the 1933 Act) in connection with the offer or sale of any of the Securities.

4.22.        No Integrated Offering. Neither the Company nor its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and Regulation D for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities or Private Placement Shares under the 1933 Act.

4.23.        Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act and will not require the publication of a prospectus by the Company under the Prospectus Regulation and the Prospectus Regulation Rules. The issuance and sale of the Securities does not contravene the rules and regulations of Nasdaq.

4.24.        Questionable Payments. Neither the Company nor its subsidiaries nor, to the Company’s Knowledge, any of their current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or its subsidiaries, has on behalf of the Company or its subsidiaries in connection with their business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.25.        Transactions with Affiliates. None of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of share options, restricted share units and/or restricted shares, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.26.        Internal Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities and enable the Company to comply with the AIM Rules for Companies and MAR. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially adversely affected, or would reasonably be expected to materially adversely affect, the Company’s internal control over financial reporting.

4.27.        Disclosures. Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material nonpublic information and/or inside information (as defined in Article 7 of MAR) concerning the Company or its subsidiaries, other than with respect to the transactions contemplated hereby, which will be disclosed in the Press Release (as defined below). The SEC Filings and the UK Published Information do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in securities of the Company.

4.28.        Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Securities contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the SEC Filings are being incorporated by reference into an effective registration statement filed by the Company under the 1933 Act).

4.29.        Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.30.        Healthcare Regulatory Compliance. The Company (i) is and since July 1, 2017, has been in compliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), and the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, the regulations promulgated pursuant to such laws, and comparable state laws (collectively, the “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) has not received any written notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product, operation or activity is in material violation of any Applicable Laws or Authorizations nor, to the Company’s Knowledge, has any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action been threatened; (v) has not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any material Authorizations nor, to the Company’s Knowledge, has any such limitation, suspension, material modification or revocation been threatened; (vi) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all respects (or were corrected or supplemented by a subsequent submission), except where failures to file, obtain, maintain, submit, correct or supplement the same would not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (vii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

4.31.        Tests and Preclinical and Clinical Trials. The clinical trials and preclinical studies conducted by or on behalf of or sponsored by the Company, that are described in the SEC Filings or the results of which are referred to in the SEC Filings, as applicable, and are intended to be submitted to Regulatory Authorities as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with all applicable statutes, rules and regulations of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States to which such trials and studies are subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312; the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the SEC Filings; the Company has not received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency requiring the termination or suspension of any clinical trials or preclinical studies that are described in the SEC Filings or the results of which are referred to in the SEC Filings, and, to the Company’s Knowledge, there are no reasonable grounds for same.

4.32.        Manipulation of Price. The Company has not taken, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Private Placement ADSs or the Private Placement Shares or Non-Voting Ordinary Shares.

4.33.        Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the Company’s Knowledge, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and the Company’s participation in the transactions contemplated by the Transaction Documents will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

4.34.        OFAC. Neither the Company nor, to the Company’s Knowledge, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

4.35.        No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except (i) for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable and (ii) no such representation is made with respect to the Placement Agent, or any of its general partners, managing members, directors, executive officers or other officers.

4.36.        No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Investor to purchase ADSs or warrants exercisable for ADSs on terms more favorable to such Investor than as set forth herein.

4.37.        Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

4.38.        Employee Benefit Plans.

(a)               With respect to each Employee Benefit Plan: (A) all employer contributions to each Employee Benefit Plan required by applicable law or by the terms of such Employee Benefit Plan have been made, or, if applicable, accrued in accordance with past practice; and (B) each Employee Benefit Plan required to be registered has been registered and, for the past three (3) years, has been maintained, in all material respects, (1) in good standing with applicable regulatory authorities and (2) in accordance with all applicable laws, and if intended to qualify for special tax treatment, meets all requirements for such treatment.

(b)               To the Company’s Knowledge, no claim, lawsuit, arbitration or other action has been threatened, asserted, instituted, or anticipated against any Employee Benefit Plan (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, the Company, or any of their respective directors, officers or employees (whether current, former or retired) with respect to the Employee Benefit Plans, or any of the assets of any Employee Benefit Plans, as would reasonably be expected to have a Material Adverse Effect; and no Employee Benefit Plan is, currently under audit or investigation by any governmental authority, and, to the Company’s Knowledge, no such audit or investigation has been threatened, and no such completed audit, if any, has resulted in the imposition of any tax, penalty or other liability that has not been satisfied in full, in each case, as would reasonably be expected to have a Material Adverse Effect.

(c)               Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) give rise to any liability under any Employee Benefit Plan, including for severance pay, unemployment compensation, termination pay, or withdrawal liability, that would reasonably be expected to have a Material Adverse Effect or (B) materially increase the amount of compensation or benefits due to any Person or result in the acceleration of the time of payment, funding or vesting of any benefits under any Employee Benefit Plan due to any Person.

(d)               No Employee Benefit Plan provides post-retirement health and welfare benefits to any Person, except as required under any applicable laws.

5.                  Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1.            Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.

5.2.            Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.

5.3.            Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. The Securities are being purchased by such Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4.            Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5.            Qualified Investor. If such Investor is a person in the United Kingdom or a member state of the European Economic Area, such investor is a “qualified investor” as defined in the Prospectus Regulation (being a person or entity described at point 1 of section I of Annex II to the Markets in Financial Investments Directive (2014/65/EU)) and any relevant implementing measures and falls within Article 19 (“Investment Professionals”) or 49(2) (“High Net worth Companies, Unincorporated Association, etc”) of the Financial Services and Markets Act (Financial Promotion) Order 2005, as amended.

5.6.            Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges that the Company has determined that it no longer qualifies as a “foreign private issuer” under the rules and regulations of the SEC and that beginning January 1, 2021, the Company will be subject to the rules and regulations of the SEC applicable to domestic issuers and the Nasdaq listing requirements applicable to domestic U.S. issuers. Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR System. Based on the information such Investor has deemed appropriate, it has independently (or together with its investment adviser) made its own analysis and decision to enter into the Transaction Documents. Such Investor is relying exclusively on its own investment analysis and due diligence (and/or that of its investment adviser) (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Such Investor has not relied on any information or advice furnished by or on behalf of the Placement Agent in connection with the transactions contemplated hereby. Neither such inquiries nor any other due diligence investigation conducted by such Investor (or its investment adviser) shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.7.            Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.8.            Legends. It is understood that, except as provided below, the Securities may bear the following or any similar legend:

(a)               “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) Verona Pharma plc has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(b)               If required by the authorities of any state, the legend required by such state authority.

5.9.            Accredited Investor. Such Investor is (a) an “accredited investor” within the meaning of Rule 501(a) of Regulation D and (b) an “Institutional Account” as defined in FINRA Rule 4512(c). Such Investor has executed and delivered to the Company the Investor Questionnaire, which such Investor represents and warrants is true, correct and complete. Such investor is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Securities.

5.10.        UK Securities Requirements. Such Investor has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by the Investor in relation to the Private Placement ADSs in, from or otherwise involving the United Kingdom.

5.11.        Compliance with Laws. Such Investor is authorized and entitled to acquire the Securities under the laws of all relevant jurisdictions that apply to it, has complied and will comply in all material respects with all such laws relating to the acquisition of the Securities (including, where applicable, MAR, the UK Proceeds of Crime Act 2002, the Terrorism Act 2000, the Money Laundering Regulations 2007 and any related or similar rules, regulations or guidelines administered or enforced by any governmental agency having jurisdiction in respect thereof) and has obtained all applicable consents which may be required in relation to the acquisition of the Securities.

5.12.        Placement Agent. Such Investor hereby acknowledges and agrees that (a) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (b) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character, or has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents, (c) the Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) the Placement Agent will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Documents, except in the case of clauses (c) and (d) as expressly provided otherwise in Section 10.14(i).

5.13.        No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications.

5.14.        Brokers and Finders. Other than fees or other compensation owed to the Placement Agent and such other placement agents as the Company may engage in connection with the transactions contemplated by this Agreement, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.15.        Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor was first contacted by the Company, a Placement Agent or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities. Other than to other Persons party to this Agreement and other than to such Person’s affiliate or outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, regulatory or administrative tasks and services and other than as may be required by law or regulation, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude or prohibit any actions, with respect to the identification of, the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.16.        No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.

5.17.        No Intent to Effect a Change of Control. Such Investor has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the 1934 Act.

5.18.        Residency. Such Investor’s office in which its investment decision with respect to the Securities was made is located at the address immediately below such Investor’s name on its signature page hereto.

5.19.        No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

5.20.        No “Bad Actor” Disqualification. The Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the 1933 Act, and the Investor’s responses in the questionnaire delivered to the Company by the Investor related to qualification under Rule 506(d)(1) remain true and correct as of the date hereof.

6.                  Conditions to Closing.

6.1.            Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Securities at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a)               The representations and warranties made by the Company in Section 4 hereof shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(b)               The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c)               The Company shall have executed and delivered the Registration Rights Agreement.

(d)               At least three Business Days prior to the Closing Date, the Company shall have submitted to London Stock Exchange plc an application for admission of the Private Placement Shares to AIM and London Stock Exchange plc shall have raised no objection to such admission.

(e)               No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated by the Transaction Documents.

(f)                The Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Subsections (a), (b), (e), (i) and (j) of this Section 6.1.

(g)               The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by the Transaction Documents and the issuance of the Securities and the Private Placement Shares.

(h)               The Investors shall have received opinions from Latham & Watkins LLP (UK) and Latham & Watkins (US), the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

(i)                 There shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(j)                 No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the ADSs and/or London Stock Exchange plc, the FCA or any other governmental or regulatory body with respect to public trading in the Ordinary Shares on AIM.

6.2.            Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Securities at the Closing to each Investor is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)               The representations and warranties made by such Investor in Section 5 hereof shall be true and correct as of the date hereof, and shall be true and correct as of the Closing Date with the same force and effect as if they had been made on and as of such date. Such Investor shall have performed in all material respects all obligations and covenants herein required to be performed by such Investor on or prior to the Closing Date.

(b)               Such Investor shall have executed and delivered the Registration Rights Agreement and the Investor Questionnaire.

(c)               Such Investors shall have paid in full its purchase price for the Securities to the Company.

6.3.            Termination of Obligations to Effect Closing; Effects.

(a)               The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)                 Upon the mutual written consent of the Company and Investors that agreed to purchase at least two-thirds of the Securities on an as-converted- or as-exchanged-to Ordinary Shares basis to be issued and sold pursuant to this Agreement;

(ii)              By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)            By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or

(iv)             By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to July 31, 2020 (so long as the party seeking to terminate has delivered the deliverables required to be delivered by it pursuant to Section 6.1 or Section 6.2, as applicable);

provided, however, that, except in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)               In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of the Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under the Transaction Documents.

7.                  Covenants and Agreements of the Company.

7.1.            No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.2.            Nasdaq Listing. The Company will use reasonable best efforts to continue the listing and trading of the ADSs on Nasdaq and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.

7.3.            Admission to AIM. The Company will use reasonable best efforts to procure that the Private Placement Shares are admitted to trading on AIM by 8:00 am (UK time) on the Business Day following the Closing Date, including without limitation, maintaining the admission of such Private Placement Shares to trading on AIM until such Private Placement Shares are so admitted and promptly providing all information and documents, paying all relevant fees, giving all undertakings and doing all acts and things that may be reasonably required or that may be necessary in connection with the application for such admission of the Private Placement Shares to trading on AIM; to make the appropriate announcements through a regulatory information service of the issue of the Securities and the admission of the Private Placement Shares in accordance with the AIM Rules for Companies, MAR and the DTRs; and otherwise to comply with the AIM Rules for Companies, MAR, the Prospectus Regulation, the Prospectus Regulation Rules and the DTRs (to the extent applicable to the Company) in relation to the arrangements contemplated by this Agreement.

7.4.            Reporting Status. The Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

7.5.            Termination of Covenants. The provisions of Sections 7.1, 7.2, 7.3 and 7.4 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

7.6.            Removal of Legends.

(a)               In connection with any sale, assignment, transfer or other disposition of the Private Placement ADSs by an Investor pursuant to Rule 144 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable ADSs and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor, the Company shall cause the Depositary to remove any restrictive legends related to the book entry account holding such ADSs and make a new, unlegended entry for such book entry ADSs sold or disposed of without restrictive legends within two (2) Trading Days of any such request therefor from such Investor, provided that the Company and the Depositary have timely received from the Investor customary representations and other documentation reasonably acceptable to the Company and the Depositary in connection therewith.

(b)               Subject to receipt from the Investor by the Company and the Depositary of customary representations and other documentation reasonably acceptable to the Company and the Depositary in connection therewith, upon the earliest of such time as the Private Placement ADSs (i) have been sold pursuant to Rule 144 or (ii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 7.6(b) and within two (2) Trading Days of any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Depositary irrevocable instructions that the Depositary shall make a new, unlegended entry for such book entry ADSs, and (B) cause its counsel, subject to receipt by such counsel of such customary representations and other documentation reasonably requested by such counsel, to deliver to the Depositary one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Depositary to effect the removal of the legend in accordance with the provisions of this Agreement. ADSs subject to legend removal hereunder may be transmitted by the Depositary to the Investor by crediting the account of the Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of the Depositary for which it is responsible in accordance with the Deposit Agreement and the Letter Agreement and all DTC fees associated with such issuance.

(c)               Each Investor, severally and not jointly with the other Investors, agrees with the Company (i) that such Investor will sell any Private Placement ADSs or any ADSs issued upon deposit of the Redesignated Shares (the “Redesignated ADSs”) pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, (ii) that if the Private Placement ADSs or any Redesignated ADSs are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein and (iii) that if, after the effective date of the registration statement covering the resale of the Private Placement ADSs or Redesignated ADSs, such registration statement is not then effective and the Company has provided written notice to such Investor to that effect, such Investor will sell such Investor’s Private Placement ADSs or Redesignated ADSs only in compliance with an exemption from the registration requirements of the 1933 Act during the period such registration statement is not effective.

7.7.            Subsequent Equity Sales. From the date hereof until ninety (90) days after the Closing Date (the “Lock-Up Period”), without the consent of the Placement Agent, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share Equivalents or (ii) file any registration statement, or any amendment or supplement thereto, other than pursuant to its obligations under the Registration Rights Agreement and that certain Registration Rights Agreement, dated as of July 29, 2016, by and among the Company and the investors part thereto. Notwithstanding the foregoing, this Section 7.7 shall not apply in respect of an Exempt Issuance. For purposes of this Section 7.7, an “Exempt Issuance” means the issuance of (a) the Securities, Private Placement Shares, Redesignated Shares and Redesignated ADSs; (b) Ordinary Shares (including Ordinary Shares in the form of ADSs) or options or other awards to employees, officers or directors or consultants, advisors, or independent contractors of the Company pursuant to any share or option plan described in the SEC Filings; provided that any such securities carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Lock-Up Period and (c) Ordinary Shares (including Ordinary Shares in the form of ADSs) upon the exercise or exchange of or conversion of securities exercisable or exchangeable for or convertible into Ordinary Shares or ADSs issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations or otherwise in accordance with their existing respective terms on the date of this Agreement) or to extend the term of such securities.

7.8.            Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Investor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent and such other placement agents as the Company may engage in connection with the transactions contemplated by this Agreement, and any value added tax for which the Investors are liable to account in respect of any of the foregoing (upon production of a valid value added tax invoice in respect thereof).

7.9.            Transfer Taxes. The Company will indemnify and hold harmless the Placement Agent against any Transfer Taxes, including any interest and penalties, which arise in connection with any of the transactions contemplated by this Agreement (but for the avoidance of doubt, not including any transfers of, or agreements to transfer, Securities or interests in Securities subsequent to the purchase of such Securities by the Investors pursuant to this Agreement).

7.10.        Use of Proceeds. The net proceeds of the sale of the Securities hereunder shall be used by the Company to fund the development of the Company’s product candidate, ensifentrine, as well as for working capital and other general corporate purposes.

7.11.        Tax Matters. The Company shall promptly after the end of each taxable year, and in any event no later than the date that is 60 days after the end of the taxable year of the Company, determine the Company’s and each subsidiary’s status as a CFC or a PFIC and inform the Investors of its determination. If the Company determines that it or any subsidiary is a CFC, the Company shall promptly inform the Investors of their pro rata share of the Company’s or subsidiary’s, as applicable, “Subpart F income” and all information required for the Investor to calculate its “global intangible low-taxed income” in respect of the Investor’s ownership of the Company and its subsidiaries (as defined in the Code). The Company further agrees to use commercially reasonable efforts to provide to each Investor such information and such other assistance as such Investor may reasonably request in order for the Investor to file any required tax returns, information tax returns or otherwise comply with applicable tax laws. If the Company determines that it or any subsidiary is a PFIC, the Company shall promptly, and in any event no later than the date that is 60 days after the end of the taxable year of the Company, provide annual financial information to the Investors in the “PFIC Annual Information Statement” (within the meaning of Treasury Regulations section 1.1295-1(g)) and shall provide the Investors with access to such other Company information as may be reasonably required for purposes of filing U.S. federal income tax returns and any other required reports in connected with any such “Qualified Electing Fund” election.

8.                  Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, regulatory or administrative tasks and services, and other than as may be required by law or regulation. Each Investor understands and acknowledges that the SEC currently takes the position that coverage of Short Sales “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the 1933 Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

9.                  Survival and Indemnification.

9.1.            Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.

9.2.            Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Parties”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Indemnified Party may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Indemnified Party for all such amounts as they are incurred by such Indemnified Party, except to the extent such Losses resulted from such Indemnified Party’s gross negligence, fraud or willful misconduct or to the extent such Losses are attributable to an Investor’s breach of a representation, warranty, covenant or agreement made by or to be performed on the part of such Investor under the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnified Party, on the other hand.

9.3.            Conduct of Indemnification Proceedings. Any person entitled to indemnification or contribution hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification or contribution and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification or contribution hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, consent to entry of any judgment or enter into any settlement.

10.              Miscellaneous.

10.1.        Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its equity in a transaction complying with applicable securities laws without the prior written consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the ADSs are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “ADSs” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.2.        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.3.        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.4.        Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the next Business Day, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

Verona Pharma plc

3 More London Riverside

London SE1 2RE UK

Attention: David Zaccardelli, Chief Executive Officer

Email: david.zaccardelli@veronapharma.com

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

200 Clarendon Street, 27th Floor

Boston, Massachusetts 02116

Attention: Peter N. Handrinos

Fax: 617-948-6001

Email: Peter.Handrinos@lw.com

If to the Investors:

Only to the contact information set forth on the signature pages hereto.

10.5.        Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel. The Company shall pay all expenses of the Depositary in connection with the issuance of the Private Placement ADSs.

10.6.        Gross Up. All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income) imposed or levied by any jurisdiction or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company shall pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Placement Agent and each person controlling the Placement Agent, as the case may be, of the amounts that would otherwise have been received had no withholding or deduction been made.

10.7.        Amendments and Waivers. Prior to Closing, no amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. Following the Closing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, each Investor that signed such amendment or waiver and (ii) following the Closing, each holder of any Securities purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Securities and the Company.

10.8.        Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by any Investor without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case such Investor shall (where reasonably practicable) allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each Investor may identify the Company, such Investor’s security holdings in the Company and the value of such holdings in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act, the AIM Rules for Companies and the DTRs). The Company shall not include the name of any Investor or any Affiliate or investment adviser of such Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any SEC Filing to the extent such disclosure is required by SEC rules and regulations) without the prior written consent of such Investor. By 9:00 a.m. (New York City time) on the Business Day immediately following the date this Agreement is executed, the Company shall issue a press release (which shall also be released via a regulatory information service in the UK) disclosing all material terms of the transactions contemplated by this Agreement and any other material nonpublic information and/or inside information (as defined in Article 7 of MAR) that the Company may have provided any Investor at any time prior to the filing of such press release (the “Press Release”). From and after the issuance of the Press Release, no Investor shall be in possession of any material nonpublic information and/or inside information received from the Company, its subsidiaries or any of their respective officers, directors, employees or agents (including the Placement Agent). No later than 5:30 p.m. (New York City time) on the first Business Day following the Closing Date, the Company will file a Report on Form 6-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq. The Company shall not, and shall cause each of its officers, directors, employees and agents not to, provide any Investor with any such material nonpublic information and/or inside information (as defined in Article 7 of MAR) regarding the Company from and after the filing of the Press Release without the express prior written consent of such Investor.

10.9.        Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

10.10.    Benefit of Agreement. The Placement Agent is an intended third-party beneficiary of Section 7.9, Section 10.15 and the representations and warranties of the Company and of each Investor set forth in Section 4 and Section 5, respectively, of this Agreement.

10.11.    Entire Agreement. This Agreement, including the signature pages, exhibits, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

10.12.    Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

10.13.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

10.14.    Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase the Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

10.15.    Exculpation of the Placement Agent. Each party acknowledges that it has read the notice available at http://www.jefferies.com/CMSFiles/Jefferies.com/files/Reg%20A%20and%20D%20Disclosure%207_2014(1).pdf. For the express benefit of the Placement Agent and its Affiliates and representatives that:

(i)                 Neither the Placement Agent nor any of its Affiliates or representatives (1) has any duties or obligations other than those specifically set forth herein or in the engagement letter, dated as of July 16, 2020, between the Company and the Placement Agent (the “Engagement Letter”); (2) shall be liable for any improper payment made in accordance with the information provided by the Company; (3) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Documents or in connection with any of the transactions contemplated therein; or (4) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Documents or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Document, except in each case for such party’s own gross negligence, willful misconduct or bad faith.

(ii)              The Placement Agent and its Affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company and (2) be indemnified by the Company for acting as the Placement Agent hereunder pursuant to the indemnification provisions set forth in the Engagement Letter.

10.16.    Tekla Funds.  A copy of the Declaration of Trust, as amended and restated, for each of Tekla Life Sciences Investors and Tekla World Healthcare Fund (together, the “Tekla Funds”) is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement  is executed on behalf of the Tekla Funds by an officer or trustee of the Tekla Funds in his or her capacity as an officer or trustee of the Tekla Funds, and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of each of the respective Tekla Funds.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

VERONA PHARMA PLC

By:	/s/ David Zaccardelli
Name: David Zaccardelli
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Abingworth Bioventures VI LP acting by its Manager Abingworth LLP

By:	/s/ John Heard

Name:	John Heard

Title:	Partner, General Counsel

Contact Information:

Address:	38 Jermyn Street

London SW1Y 6DN

United Kingdom

Fax:

Email:	legal@abingworth.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

ACORN BIOVENTURES, L.P.

By: ACORN CAPITAL ADVISORS GP, LLC,

a Delaware limited liability company

Its:	General Partner

By:	/s/ Anders Hove
Name:	Anders Hove
Title:	Member

Contact Information:

Acorn Bioventures, L.P.

Att:	Anders Hove

420 Lexington Avenue, Suite 2626

New York, NY 10170

Email:	anders@acornca.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

AI BOTECHNOLOGY LLC

By:	/s/ Suzette Del Giudice /s/ Alejandro Moreno

Name:	Suzette Del Giudice and Alejandro Moreno

Title:	Executive Vice Presidents of Access Industries

Management, LLC, Manager

Contact Information:

Address:	40 West 57th Street

28th Floor
New York, New York 10019

Fax:	212.977.8112

Email: mauten@accind.com; legalnotices@accid.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Aisling Capital IV, LP

By:	/s/ Robert Wenzel

Name:	Robert Wenzel

Title:	CFO

Contact Information:

Address:	888 7th Avenue, 12th Floor

New York, New York 10019

Fax:

Email:	rwenzel@aislingcapital.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Altium Growth Fund, LP

By:	/s/ Mark Gottlieb
Name:	Mark Gottlieb
Title:	Authorized Signatory

Contact Information:
Address:	152 West 57 Street, FL 20
New York, NY 10019
Fax:
Email:	Compliance@altiumcap.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

BKB Growth Investments, LLC
By:	Tiger Lily Capital, LLC, its Manager

By:	/s/ Paul B. Manning	/s/ Bradford Manning

Name:	Paul B. Manning	Bradford Manning
Title:	Manager	Manager

Contact Information:

Address:	200 Garrett Street, Suite O
Charlottesville, VA 22902
Fax:	434.980-8117
Email:	legal@pbmcap.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

BLACKWELL PARTNERS LLC - SERIES A

By:	/s/ Abayomi A. Adigun
Name:	Abayomi A. Adigun
Title:	Investment Manager DUMAC, Inc., Authorized Agent

By:	/s/ Jannine M. Lall
Name:	Jannine M. Lall
Title:	Head of Finance & Controller DUMAC, Inc., Authorized Agent

Contact Information:
Address:	280 S. Mangum Street, Suite 210 Durham, NC 27701
Fax: (919) 668-9926
Email: blackwell@dumac.duke.edu

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR: CVI Investments, Inc.

By:	/s/ Martin Kobinger
Name:	Martin Kobinger
Title:	Investment Manager

Contact Information:
Address:	c/o/ Heights Capital Management, Inc.
101 California Street, Suite 3250
San Francisco, CA 94111

Fax:
Email:	kobinger@sig.com and winder@sig.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

DAFNA Lifescience Select LP.

By:	/s/ Fariba Ghodsian
Name:	Fariba Ghodsian
Title:	C.I.O.

Contact Information:
Address:	DAFNA CAPITAL MGMT LLC.
10990 Wilshire Blvd. Suite 1400
Los Angeles, CA. 90024
Fax:	310-445-6594
Email:	FGhodsian@Dafnacapital.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

DAFNA Lifescience LP.

By:	/s/ Fariba Ghodsian
Name:	Fariba Ghodsian
Title:	C.I.O.

Contact Information:
Address:	DAFNA CAPITAL MGMT LLC.
10990 Wilshire Blvd. Suite 1400
Los Angeles, CA. 90024
Fax:	310-445-6594
Email:	FGhodsian@Dafnacapital.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

DAVID R. EBSWORTH

By:	/s/ David R. Ebsworth
Name:	DAVID R. EBSWORTH
Title:	BOARD CHAIRMAN

Contact Information:
Address:	[XXX]
[XXX]

Fax:
Email:	[XXX]

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

DR. MARTIN EDWARDS

By:	/s/ Dr. Martin Edwards
Name:	DR. MARTIN EDWARDS
Title:

Contact Information:
Address: [XXX]
[XXX]
[XXX]

Fax:

Email:	[XXX]

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Fairmount Healthcare Fund LP

By:	/s/ Tomas Kiselak
Name:	Tomas Kiselak
Title:	Managing Member

Contact Information:
Address:	2001 Market Street, Suite 2500
Philadelphia PA 19103

Fax:

Email:	tkiselak@fairmountfunds.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Fairmount Healthcare Fund II LP

By:	/s/ Tomas Kiselak
Name:	Tomas Kiselak
Title:	Managing Member

Contact Information:
Address:	2001 Market Street, Suite 2500
Philadelphia PA 19103

Fax:

Email:	tkiselak@fairmountfunds.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Foresite Capital Fund III, L.P.
By: Foresite Capital Management III, LLC, its General Partner
By:	/s/ Dennis D. Ryan
Name:	Dennis D. Ryan
Title:	Chief Financial Officer

Contact Information:
Address:	600 Montgomery Street
Suite 4500
San Francisco, CA 94111

Fax:	415-367-3300

Email:	docs-investments@foresitecapital.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Ghost Tree Master Fund, LP

By:	/s/ Matthew Diaz
Name:	Matthew Diaz
Title:	COO/CFO

Contact Information:
Address:	200 Dorado Beach Drive
3732 West Beach
Dorado, PR 00646

Fax:

Email:	ops@ghosttreecap.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

By:	/s/ Steven M. Goldman
Name:	Steven M. Goldman
Title:

Contact Information:
Address: [XXX]
[XXX]
[XXX]

Fax:

Email:	[XXX]

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Mark W. Hahn

By:	/s/ Mark W. Hahn
Name:
Title:	Self

Contact Information:
Address: [XXX]
[XXX]

Fax:

Email:	[XXX]

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Logos Global Master Fund, L.P.

By:	/s/ Yanni Souroutzidis
Name:	Yanni Souroutzidis
Title:	General Partner, Head of Research

Contact Information:
Address:	1 Letterman Drive
Building D, Suite D3-700
San Francisco, CA 94129

Fax:

Email:	edward@logoscapital.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Growth Equity Opportunities 17, LP

By:	/s/ Louis Citron
Name:	Louis S. Citron
Title:	Chief Legal Officer

Contact Information:
Address:	c/o New Enterprise Associates
1954 Greenspring Drive, Ste 600
Timonium, MD 21093

Fax:	410-842-4115

Email:	lcitron@nea.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Novo Holdings A/S

By:	/s/ Thomas Dyrberg
Name:	Thomas Dyrberg, under specific power of attorney
Title:	Managing Partner

Contact Information:
Address:	Tuborg Havnevej 19, DK 2900 Hellerup

Fax:
Email:	TDy@Novo.DK

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

ORBIMED PRIVATE INVESTMENTS VI, LP

By:OrbiMed Capital GP VI LLC,
its General Partner

By: OrbiMed Advisors LLC,
its Managinhg Member

By:	/s/ David Bonita
	Name:	David Bonita
	Title:	Member

Notice Address:
c/o OrbiMed Advisors LLC
601 Lexington Avenue, 54th Floor
New York, NY 10022

Phone:	(212) 739-6400
Email:	Legal@OrbiMed.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

THE BIOTECH GROWTH TRUST PLC

By: OrbiMed Capital LLC, solely in its
Capacity as Portfolio Manager

By:	/s/ C. Scotland Stevens
	Name:	C. Scotland Stevens
	Title:	Member

Notice Address:
c/o OrbiMed Advisors LLC
601 Lexington Avenue, 54th Floor
New York, NY 10022

Phone:	(212) 739-6400
Email:	Legal@OrbiMed.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Parallax Biomedical Fund LP

By:	/s/ Marc Pentopoulos
Name:	Marc Pentopoulos
Title:	Managing Partner

Contact Information:
Address:	210 Tiburon Ct
Walnut Creek, CA 94597

Fax:
Email:	marc@vistapointcap.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

PD Joint Holdings, LLC Series 2016-A
By: Tiger Lily Capital, LLC, its Manager

By:	/s/ Paul B. Manning	/s/ Bradford Manning
Name:	Paul B. Manning	Braford Manning
Title:	Manager	Manager

Contact Information:
Address:	200 Garrett Street, Suite O
Charlottesville, VA 22902

Fax:	(434) 980-8117
Email:	legal@pbmcap.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Perceptive Life Sciences Master Fund, Ltd.

By:	/s/ James H. Mannix
Name:	James H. Mannix
Title:	Chief Operating Officer

Contact Information:
Address:	51 Astor Place, 10Fl
New York, NY 10003

Fax:	+1 (646) 205-5301
Email:	accounting@perceptivelife.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Polar Capital Partners LLP - Biotechnology Fund

By:	/s/ Boura Kym Tomlinson Cann
Name:	Boura Kym Tomlinson Cann
Title:	CLO/CCO

By:	/s/ Samir Ayub
Name:	Samir Ayub
Title:	FD

Address: 16 Palace Street
London, SW1E 5JD
UNITED KINGDOM

Fax: N/A please send via email due to remote working

Email: polar.operations@polarcapital.co.uk
Claire.edwards@polarcapital.co.uk

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:	RA CAPITAL HEALTHCARE FUND, L.P.
	By:	RA Capital Healthcare Fund GP, LLC
	Its:	General Partner

By:	/s/ Peter Kolchinsky
Name:	Peter Kolchinsky
Title:	Manager

Contact Information:
Address:	200 Berkeley Street, 18th Floor
Boston, MA 02116

Fax:
Email:	legal@racap.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Revach Fund LP

By:	/s/ Chaim Davis
Name:	Chaim Davis
Title:	Managing Member

Contact Information:
Address:	80 Brainard Road
West Hartford cT 06117

Fax:

Email:	cdavis@revachfund.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR: Samsara BioCapital, L.P.

/s/ Srinivas Akkaraju

Samsara BioCapital GP, LLC,

By:	General Partner
Name:	Srinivas Akkaraju
Title:	Managing General Partner

Contact Information:
Address:	628 Middlefield Road
Palo Alto, CA 94301

Fax:
Email:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Tekla Life Sciences Investors*

By:	/s/ Laura Woodward
Name:	Laura Woodward
Title:	VP of Fund Administration

Contact Information:
Address: 100 Federal Street 19th Floor
Boston MA 02110
Fax: 617 772 8515
Email: lwoodward@teklacap.com

* The name Tekla Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with Tekla Life Sciences Investors must look solely to the trust property for the enforcement of any claim against Tekla Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Life Sciences Investors.

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Tekla World Healthcare Fund*

By:	/s/ Laura Woodward
Name:	Laura Woodward
Title:	Vice President of Fund Administration

Contact Information:
Address: 100 Federal Street 19th Floor
Boston MA 02110
Fax: 617 772 8577
Email: lwoodward@teklacap.com

* The name Tekla World Healthcare Fund is the designation of the Trustees for the time being under an Amended & Restated Declaration of Trust dated May 18, 2015, and all persons dealing with Tekla World Healthcare Fund must look solely to the trust property for the enforcement of any claim against Tekla World Healthcare Fund, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla World Healthcare Fund.

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

THE ISHAN SINHA 2019 TRUST

By:	/s/ Vivek Sinha
Name:	VIVEK SINAH
Title:	Trustee

Contact Information:
Address:	1 FRANKLIN ST PH 2D BOSTON MA 02110-1342

Fax:
Email:	viveksinha_1@hotmail.com ; sinhavikas45@gmail.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

THE NATASHA SINHA 2019 TRUST

By:	/s/ Vivek Sinha
Name:	VIVEK SINAH
Title:	Trustee

Contact Information:
Address:	1 FRANKLIN ST PH 2D BOSTON MA 02110-1342

Fax:
Email:	viveksinha_1@hotmail.com ; sinhavikas45@gmail.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Beneficial Owner:	Soleus Capital Master Fund, L.P.

By:	Soleus Capital, LLC, its General Partner

By:	/s/ Steven Musumeci
Name:	Steven Musumeci
Title:	COO

Contact Information:
Address:	104 Field Point Road
2nd Floor
Greenwich CT, 06830 USA

Fax:	475-223-0865

Email:	Steven@soleuscapital.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Sphera Biotech Master Fund, LP

By:	/s/ Doron Breen
Name:	Doran Breen
Title:	Director of GP

Contact Information:
Address:	21 Ha’arbaa St
Tel-Aviv Israel 6473921

Fax:	+972-3-6845621
Email:	dbreen@spherafund.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Sphera Global Healthcare Master Fund

By:	/s/ Doron Breen
Name:	Doran Breen
Title:	Director

Contact Information:
Address:	21 Ha’arbaa St
Tel-Aviv Israel 6473921

Fax:	+972-3-6845621
Email:	dbreen@spherafund.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

By:	/s/ Sean Stalfort
Name:	Sean Stalfort
Title:

Contact Information:
Address:	[XXX]
[XXX]

Fax:
Email:	[XXX]

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

By:	/s/ John A Stalfort III
Name:	John A Stalfort III
Title:

Contact Information:
Address: [XXX]
[XXX]

Fax:

Email:	[XXX]

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

ANDERS ULLMAN

By:	/s/ Anders Ullman
Name:	ANDERS ULLMAN
Title:	DR.

Contact Information:
Address:	PROSTEN ULLMANS VÄG 5
SE43931 ONSALA, SWEDEN

Fax:

Email:	anders@spekedal.se

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Vivo Ventures Fund, VII, L.P.

By:	/s/ Albert Cha
Name:	Albert Cha
Title:	Managing Member of Vivo Ventures VII,
LLC, General Partner

Contact Information:
Address:	C/O Vivo Capital
192 Lytton Avenue, Palo Alto, CA 94301

Fax:	(650) 688-0815

Email:	legal@vivocapital.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Vivo Ventures Fund Cayman VII, L.P.

By:	/s/ Albert Cha
Name:	Albert Cha
Title:	Managing Member of Vivo Ventures Fund Cayman VII (GP), L.P., General Parnter

Contact Information:
Address:	C/O Vivo Capital
192 Lytton Avenue, Palo Alto, CA 94301

Fax:	(650) 688-0815

Email:	legal@vivocapital.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

Vivo Ventures VII Affiliates Fund, L.P.

By:	/s/ Albert Cha
Name:	Albert Cha
Title:	Managing Member of Vivo Ventures VII,
LLC, General Partner

Contact Information:
Address:	C/O Vivo Capital
192 Lytton Avenue, Palo Alto, CA 94301

Fax:	(650) 688-0815

Email:	legal@vivocapital.com

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

INVESTOR:

By:	/s/ David Zaccardelli
Name:	David Zaccardelli
Title:	President & CEO

Contact Information:
Address: [XXX]
[XXX]

Fax:

Email:	[XXX]

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Schedule of Investors

Investor Name	Number of Private Placement ADSs to Be Purchased	Aggregate Purchase Price of Private Placement ADSs	Number of Non-Voting Ordinary Shares to Be Purchased	Aggregate Purchase Price of Non-Voting Ordinary Shares	Total Aggregate Purchase Price
RA Capital Healthcare Fund, L.P.	4,596,313	$20,683,408.50	43,339,542	$24,378,492.38	$45,061,900.88
Blackwell Partners LLC - Series A	503,687	2,266,591.50	4,749,354	2,671,511.63	4,938,103.13
AI Biotechnology LLC	5,555,556	25,000,002.00	-	-	25,000,002.00
OrbiMed Private Investments VI, LP	3,777,778	17,000,001.00	-	-	17,000,001.00
The Biotech Growth Trust PLC	666,667	3,000,001.50	-	-	3,000,001.50
Growth Equity Opportunities 17, LP	3,888,889	17,500,000.50	-	-	17,500,000.50
Perceptive Life Sciences Master Fund, Ltd.	2,888,889	13,000,000.50	-	-	13,000,000.50
Vivo Ventures Fund Cayman VII, L.P.	1,244,445	5,600,000.00	-	-	5,600,002.50
Vivo Ventures Fund VII, L.P.	304,475	1,370,137.50	-	-	1,370,137.50
Vivo Ventures VII Affiliates Fund, L.P.	6,636	29,862.00	-	-	29,862.00
Acorn Bioventures, L.P.	1,555,556	7,000,002.00	-	-	7,000,002.00
Abingworth Bioventures VI LP	1,555,556	7,000,002.00	-	-	7,000,002.00

Investor Name	Number of Private Placement ADSs to Be Purchased	Aggregate Purchase Price of Private Placement ADSs	Number of Non-Voting Ordinary Shares to Be Purchased	Aggregate Purchase Price of Non-Voting Ordinary Shares	Total Aggregate Purchase Price
BKB Growth Investments, LLC	777,778	3,500,001.00	-	-	3,500,001.00
PD Joint Holdings, LLC Series 2016-A	777,778	3,500,001.00	-	-	3,500,001.00
Samsara BioCapital, L.P.	1,111,112	5,000,004.00	-	-	5,000,004.00
Foresite Capital Fund III, L.P.	1,111,112	5,000,004.00	-		5,000,004.00
Novo Holdings A/S	1,111,111	4,999,999.50	-	-	4,999,999.50
Sphera Global Healthcare Master Fund	750,000	3,375,000.00	-	-	3,375,000.00
Sphera Biotech Master Fund	250,000	1,125,000.00		-	1,125,000.00
Aisling Capital IV, LP	888,889	4,000,000.50	-	-	4,000,000.50
Polar Capital Partners LLP - Biotechnology Fund	888,889	4,000,000,50	-	-	4,000,000.50
Soleus Capital Master Fund, L.P.	888,889	4,000,000.50	-	-	4,000,000.50
Fairmount Healthcare Fund II LP	747,595	3,364,177.50	-	-	3,364,177.50
Fairmount Healthcare Fund LP	141,294	635,823	-	-	635,823.00
Ghost Tree Master Fund, LP	555,556	2,500,002.00	-	-	2,500,002.00
CVI Investments, Inc.	444,445	2,000,002.00	-	-	2,000,002.50
Logos Global Master Fund, L.P.	333,334	1,500,003.00	-	-	1,500,003.00

Investor Name	Number of Private Placement ADSs to Be Purchased	Aggregate Purchase Price of Private Placement ADSs	Number of Non-Voting Ordinary Shares to Be Purchased	Aggregate Purchase Price of Non-Voting Ordinary Shares	Total Aggregate Purchase Price
Altium Growth Fund, LP	222,223	1,000,003.50	-	-	1,000,003.50
Tekla World Healthcare Fund	128,889	580,000.50	-	-	580,000.50
Tekla Life Sciences Investors	93,334	420,003	-	-	420,003.00
DFNA Life Science LP	163,334	735,003.00	-	-	735,003.00
DFNA Lifescience Select LP	58,888	264,996.00	-	-	264,996.00
John A. Stalfort III	111,112	500,004.00	-	-	500,004.00
Revach Fund LP	55,556	250,002.00	-	-	250,002.00
Steven M. Goldman	55,556	250,002.00	-	-	250,002.00
David Zaccardelli	55,555	249,997.50	-	-	249,997.50
Parallax Biomedical Fund, LP	44,445	200,002.50	-	-	200,002.50
Inshan Sinha 2019 Trust	33,333	149,998.50	-	-	149,998.50
Natasha Sinha 2019 Trust	33,333	149,998.50	-	-	149,998.50
Anders Ullman	33,333	149,998.50	-	-	149,998.50
Mark W. Hahn	22,223	100,003.50	-	-	100,003.50
Dr. Martin Edwards	6,666	29,997.00	-	-	29,997.00
TOTAL	38,440,009	$168,980,037.00	48,088,896	$27,050,004.01	$200,030,044.51

EXHIBIT B

VERONA PHARMA PLC (THE “COMPANY”)

TERMS OF ISSUE OF NON-VOTING ORDINARY SHARES

1.	The Non-Voting Ordinary Shares of the Company shall have the same rights and restrictions as the Company’s Ordinary Shares and shall otherwise rank parri passu in all respects with the Ordinary Shares and a holder of Non-Voting Ordinary Shares shall be subject to the same obligations and liabilities as a holder of Ordinary Shares save as set out below:

a.	a holder of the Non-Voting Ordinary Shares shall, in relation to the Non-Voting Ordinary Shares held by him, have no right to receive notice of, or to attend or vote at, any general meeting of shareholders (save in relation to a variation of class rights of the Non-Voting Ordinary Shares);

b.	the Non-Voting Ordinary Shares shall be non-transferrable; and

c.	the Non-Voting Ordinary Shares may be redesignated as Ordinary Shares by the Board, or a duly authorised representative thereof, only upon receipt of a Notice (as defined here) and otherwise subject to the terms and conditions set out in this document.

2.	A holder of the Non-Voting Ordinary Shares may elect to have some or all of their Non-Voting Shares redesignated as Ordinary Shares by providing a written notice (“Notice”) in a form reasonably acceptable to the Company, specifying the number of Non-Voting Ordinary Shares it wishes to have redesignated as Ordinary Shares.

3.	Following the delivery of the Notice, the relevant Non-Voting Ordinary Shares shall be redesignated as Ordinary Shares by the Board, or a duly authorised representative thereof:

a.	within three business days of the Notice if the holder provides the Company with confirmation in writing in a form reasonably satisfactory to the Company (the “Confirmation”) that, immediately following the redesignation, such holder (together with its affiliates and any other persons acting as a group together) would beneficially own (as defined in the Securities Act of 1934, as amended) no more than 9.99% of the Ordinary Shares outstanding (including any Ordinary Shares in the form of American Depositary Shares (“ADSs”)); or

b.	no earlier than 61 calendar days after the Notice if the holder does not or is unable to provide such Confirmation.

4.	Upon the redesignation of the Non-Voting Ordinary Shares to Ordinary Shares, such Ordinary Shares shall rank pari passu with the other Ordinary Shares of the Company in all respects.

5.	The Company shall procure that following a redesignation the resulting Ordinary Shares shall be admitted to trading on AIM by no later than 8:00 a.m. (UK time) on the third business day following the date of redesignation, provided that the Company is listed and trading on AIM at the time of such redesignation.

6.	A holder of Non-Voting Ordinary Shares (or of Ordinary Shares following a redesignation of Non-Voting Ordinary Shares pursuant to these Terms of Issue) shall pay, reimburse or indemnify (as appropriate) the Company for any amounts in respect of UK stamp duty or stamp duty reserve tax incurred or payable by the Company in connection with the deposit of such shares with the Company’s depositary and the exchange of such shares for ADSs.

7.	Terms used in this Terms of Issue shall have the meaning ascribed to them in the Articles of Association of the Company in force from time to time save to the extent defined herein.

EXHIBIT C

Registration Rights Agreement

EXHIBIT D

Investor Questionnaire